Number:0346012006200002

Shenyang City Commercial Bank

(Maximum Amount of Loan Agreement)

Borrower: Shenyang Jitian Property Co., Ltd.

Date:07/03/2006

Lender: Shenyang City Commercial Bank (Holdings)Co., Ltd. Zhongshan Branch

(hereinafter called Party A)

Address: No.206, Zhongshan Road Shenhe District, Shenyang,China
Post code:110013
Legal representative/authorized representative: ZHANG Yun
Contact number: 86-24-22856375
Fax: None

Borrower: Shenyang Jitian Property Co., Ltd. (hereinafter called Party B)
Address: No.301-8, Shuangyuan Road, Dongling District, Shenyang, China
Post code:
Legal representative/authorized representative: DUAN Jingshi
Contact number: 86-24-22813888
Fax: 86-24-22813999
Bank and account details:

This agreement is made and entered into by Party A and Party B based on honesty and credibility in accordance with PRC’s <Business and Banking Law> and <Contract Law>.

Chapter one  Amount of loan and loan classification

Article one The total maximum amount of loan lent by Party A to Party B under the term of this agreement is: RMB   550,000,000  .

Chapter two  Term of agreement

Article two The effective term of the loan amount described in Article one is three years, from   July 3, 2006   until   July 2, 2009  .

Article three Party A is entitled to inspect the usage condition of this loan and where anything described in Chapter six happens, Party A is entitled to adjust the term of this agreement.

Chapter three  Loan purpose

Article four  Loan purpose: Development of real estate.

Article five:   Party B can apply for the loan in one or more transactions from Party A based on the loan application and documentations under the term of this agreement. Party A may process various applications should the applications are in accordance with the terms in this agreement.

Article six    The total used loan amount during the loan term (equal to the principals plus interests of the total loan applied which have not been repaid) should not exceed the maximum amount of loan described herein. Party B may re-apply for the loan amount that has already been repaid. At the termination of the loan term, the loan amount that Party B has not applied will expire automatically.

Article seven    Party B shall apply for the amount of loan it needs under the term of this agreement and the term of each loan transaction should be within the term of this agreement.

Article eight    If a specific loan agreement or documentation signed between Party A and Party B is in conflict with this agreement, the specific loan agreement or documentation prevails.

Article nine    The interest rate set under this agreement through negotiation between Party A and Party B is:   6.633%  .

Article ten    If any interest rate, loan fee and relevant transaction charge is adjusted by the People’s Bank of China under the term of this agreement, Party A and Party B should adjust the fee accordingly.

Chapter four Promises made by Party A

Article eleven    If the amount of loan Party B applied for is within the loan limit set herein, Party A shall grant the loan based on the loan application and documentation.

Article twelve    Party A shall not adjust the term of this agreement and the maximum amount of loan which is not in favor of Party B except anything described in Chapter six happens.

Chapter five Promises made by Party B

Article thirteen    Party B shall apply for the loan in accordance with relevant laws or documentations and accept the inspection on the usage condition of the loan by Party A voluntarily from time to time.

Article fourteen    Under requests by Party A, Party B guarantees to submit its financial report with real figures to Party A, to report all their banking accounts, the balance of these accounts and other relevant financial information to Party A duly.

Article fifteen    Where Party B encounters anything that puts its normal business activities at risk or anything that puts its pay-back liability at risk, Party B shall report to Party A immediately.

Article sixteen    If Party B shall undergo merger, separation, acquisition, share reform, sub-contracting, leasing, conveying assets, co-operation, investment, closing temporarily for re-organization, dissolution application, bankrupt application or any other activity which may affect both parties’ rights and liabilities under this agreement or leading to Party A’s interest being infringed, Party B shall inform Party A beforehand and must be agreed by Party A in written statements, otherwise all the activities stated above shall not be performed before the loan is completely repaid.

Article seventeen    If Party B has its name, address or legal representative changed, it shall inform Party A within 3 working days after the change.

Article eighteen    Party B is not allowed to provide any warranty to a third Party before all the loan has been repaid. Where Party B does provide warranty to a third Party it must inform Party A in written statement beforehand.

Article nineteen    Party B must pay back the principal and interest of the loan and the fee applicable within certain time limit.

Article twenty    The average daily balance of the account specially set up by Party B to settle the loan payment shall not be lowered than_________% of the total loan amount.

Chapter six    Alteration of the loan amount

Article twenty-one    Party A is entitled to adjust the amount of the loan or cancel the maximum amount of the loan under the term described herein based on the following (claim back all the loan released and terminate this agreement):

1.	Owing to the alteration of National policies, continuing to perform this agreement may cause significant damages to Party A
2.	A significant financial risk in the region where Party B is based
3.	Where the relating market that Party B operates undergoes a significant change, Party A requires Party B to submit a warranty detail to Party A yet Party B fails to provide
4.	The business of Party B deteriorates significantly and may encounter significant risk in operation

5.	Where Party B’s organizational system has changed significantly, Party A requires Party B to submit a warranty detail to Party A yet Party B fails to provide.
6.

Where the warranty capability of the warrantors of Party B provided to Party A has become insufficient, or the security provided is damaged, or its value has decreased significantly, Party A requires Party B to submit a warranty detail to Party A but Party B fails to provide.

7.	Party B fails to use the loan under specific business agreement or the loan purpose described herein
8.	Where breach of agreement occurs under specific business agreement or documentation.
9.	Party B loses its business credibility.
10.	The main business of Party B has changed
11.	Where any conveyance of asset, withdrawal of capital, debts avoidance or any other activities leading to Party A’s interest being infringed
12.	Party B does not use the loan under Article 5 of this agreement
13.	Party B does not fulfill its promises under Chapter 5 of this agreement
14.	Other situations which causes Party B to lose its capability to pay back the loan

Chapter seven    Warranty

Article twenty-two    To ensure the loan being fully paid off, choose one or all warranty methods as following:

☐	<Maximum Amount of Loan Guarantee Agreement>, Number 0346012006200002 , is made between warrantor: Shenyang Maryland International Industry Co., Ltd. and Party A
☐	<Maximum Amount of Mortgage Agreement>, Number 0346012006200002, is made between mortgager: Shenyang Jitian Property Co., Ltd. and Party A
☐	None .

Chapter eight   Force Majeure

Article twenty-three    Where the performance hereof by Party B is hindered by or is absolutely impossible under the terms and conditions herein on account of force majeures, Party B shall inform Party A within 3 working days since it happens and present valid documents signed by the local notarization agency.

Chapter nine   Remedies for breach of agreement

Article twenty-four    Where this agreement or any part of this agreement thereto cannot be performed on account of any party’s default, the breaching party shall bear the responsibility and compensation should be reimbursed for the damages that caused.

Article twenty-five Where Party B breaches this agreement, Party A is entitled to announce that this agreement and all documentations is invalid and to withdraw the maximum amount of loan. Party B shall be responsible for all the damages caused by this matter.

Article twenty-six Party A is entitled to transfer all the principal of the loan, interest, fine for delaying payments, compounding interest and other necessary charges from Party B’s accounts set up in Party A’s branch.

Chapter ten   Effectiveness, Amendment and Dissolution

Article twenty-seven This agreement becomes effective after it is signed and sealed by legal representatives, persons in charge, or authorized representatives of both Parties. Where there is a warranty agreement, this agreement will become effective when the warranty agreement becomes effective.

Article twenty-eight Party A and Party B are not entitled to amend or dissolve this agreement before it expires except there is any other special arrangement under this agreement or other special regulations under national laws. When amendment or dissolution of this agreement becomes necessary both Parties should reach agreement in writing through negotiations.

Chapter eleven    Dispute solution

Article twenty-nine    If any dispute arises through performing this agreement, both parties should resolve them through negotiations. If it cannot be settled through negotiations, a litigation process can be made by the local court where Party A is based.

Chapter twelve   Supplementary articles

Article thirty   Where the notice made under this agreement is sent by telex and fax, it shall be deemed to be delivered once it has been sent. If mailed, it is deemed to be delivered after it has been sent for 3 days.

Article thirty-one   Other matters have agreed    None

Article thirty-two   Party A and Party B may reach further agreement upon special arrangement in written statements.

Article thirty-three This agreement is issued in two copies with equal force and effect, Party A holds    one    copy and Party B holds    one    copy respectively.

Article thirty-four This agreement is signed on    July 3,2006    (date) by both parties in Shenyang City Commercial Bank Zhongshan Branch (address).

Party A: Shenyang City Commercial Bank (Holding)Co., Ltd. Zhongshan Branch

(seal)

Legal representative/authorized representative: ZHANG Yun

Party B: Shenyang Jitian Property Co., Ltd.

(seal)

Legal representative/authorized representative: DUAN Jingshi